EMPOWERING patent OWNERS, REWARDING INVENTION

FOR RELEASE
March 13, 2019

Contact:
Investors:
Hayden IR
Rob Fink, 646-415-8972
actg@haydenir.com

or
Media:
Sloane & Company
Joe Germani / Kristen Duarte, 212-486-9500
jgermani@sloanepr.com / kduarte@sloanepr.com

ACACIA RESEARCH REPORTS
FOURTH QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS

Company Restarts Patent Business Engine with New Engagement Opportunities;
Commences Absolute Return Capital Allocation Investment Strategy

Newport Beach, Calif. - (BUSINESS WIRE) - March 13, 2019 - Acacia Research Corporation(1) ("Acacia" or "the Company") (Nasdaq: ACTG) today reported results for the three months and year ended December 31, 2018.

“As a result of the actions that we took during the second half of 2018 to revive Acacia’s IP business, we capitalized on three time-sensitive transactions from our legacy portfolio that generated more than $44 million in revenue during the fourth quarter,” commented Director Alfred V. Tobia Jr. “The result is a short-term spike in licensing revenue that could have otherwise been lost. These transactions demonstrate the skills of our licensing team, led by our Chief IP Officer, Marc Booth, and the ongoing value and viability of our IP business. Moreover, the elimination of wasteful spending and reallocation of resources to this business has allowed us to rebuild our IP team and employ a responsible, measured strategy to identify new opportunities to partner with patent owners to realize value from their intellectual property.”

Clifford Press, Director, added, “We are advancing our strategic plan systematically. With a streamlined cost structure, and a rebuilt IP team, we are investing in our IP portfolio. Over the course of the past eight months, we have secured and evaluated all of Acacia’s corporate assets, strengthened governance, advanced efforts to streamline the organization, and have reconstituted the Board by appointing directors with relevant experience and qualifications to provide strategic guidance and independent oversight. Our next steps are to finalize our investment strategy, and build out a new leadership team, something we expect to unveil within the next quarter.”

Business Update

Mr. Tobia added, “We have expanded our licensing group to eight professionals and restarted Acacia’s IP business engine. During the fourth quarter we closed transactions with Nokia and with Motorola on our legacy patent portfolios for a total of $44.5 million in gross revenues. We have nine portfolios currently in litigation and subsequent to the close of the fourth quarter we initiated several new partnership opportunities with patent owners that are now under option. These new opportunities were identified and secured by our licensing team, allowing us to explore assertion opportunities in partnership with the patent owners.”

Governance and Transparency Update

“The recent appointment of Maureen O’Connell and Katharine Wolanyk to our Board brings significant IP and public company experience to Acacia that will be immensely valuable as we scale our business,” Mr. Press added. “We have already taken action to streamline and simplify our financial reporting which is an initiative we will continue to advance as our business develops and operations expand.”

Fourth Quarter Financial Summary:

•	Gross revenues were $49.2 million of which $20.0 million was received in cash during the quarter.

•	Revenues, less inventor royalties and contingent legal fees were $26.4 million, or 54% of fourth quarter gross revenues.

•	Operating income was $10.0 million.

•	GAAP net loss was $11.4 million or $0.23 per diluted share.

•	Non-GAAP net income was $20.2 million or $0.41 per diluted share. See below for information regarding non-GAAP financial measures.

Full-Year 2018 Financial Summary:

•	Gross revenues were $131.5 million.

•	GAAP net loss was $105.0 million, or $2.10 per diluted share.

•	2018 results also included $28.2 million in patent-related impairment charges, $4.2 million in proxy-related expenses and $2.9 million in restructuring costs.

•	Non-GAAP net income was $28.2 million, or $0.56 per diluted share. See below for information regarding non-GAAP financial measures.

•	Cash provided by operating activities for the 12 months ended December 31, 2018 was $20.9 million.

Balance Sheet

•	Cash and short-term investments totaled $165.5 million as of December 31, 2018, as compared to $136.6 million as of December 31, 2017.

Investor Conference Call:
The Company will host an investor conference call and live webcast to provide a business update on Thursday, March 14, 2019, to begin at 11:00 AM (EDT) / 8:00 AM (PDT). To access the call, please dial 1-888-394-8218 (toll-free) or 1-323-701-0225 (for international callers), and reference conference ID 2573190.

The conference call will also be webcasted live on the Company’s website at http://acaciaresearch.com/events/. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.  This earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.  The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus unrealized change in fair value of investments, loss on investment, non-cash stock compensation charges and non-cash patent amortization charges.  Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period. Additional information regarding these non-GAAP measures is available in previously disclosed SEC filings.
Non-GAAP net income does not reflect realized losses and unrealized changes to the fair value of our investment in Veritone, Inc. We had previously included unrealized changes to the fair value of our investment in Veritone, Inc. in Non-GAAP net income in our previously reported earnings releases. However, given the volatility of Veritone’s market price, we believe excluding our Veritone investment from Non-GAAP net income more accurately reflects our financial performance.
These non-GAAP measures are presented because they are important metrics used by management as a means to assess financial performance.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP and these non-GAAP measures should not be considered alternatives to financial metrics derived in accordance with GAAP. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The table below titled “Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income (Loss) and EPS (In thousands, except share and per share data)” provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
Due to uncertainties related to our ability to utilize certain deferred tax assets in future periods, we have recorded a full valuation allowance against our net deferred tax assets for the periods presented herein. Tax expense for the periods presented reflects foreign taxes withheld on revenue agreements with licensees in foreign jurisdictions and other state taxes, and the impact of the full valuation allowance recorded for net operating loss and foreign tax credit related tax assets generated during the periods. As such, no tax benefit was recognized for net operating loss and foreign tax credit related tax benefits generated during the applicable periods presented. Accordingly, there are no income tax effects related to our adjustments to arrive at our non-GAAP measures included herein.
______________________________________________

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) invests in Intellectual Property Assets and partners with inventors and patent owners to realize the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully implement our strategic plan, the ability to successfully build out a new leadership team within a certain timeframe, the ability to streamline financial reporting, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, general economic conditions and the success of our investments.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

Revenues	$49,203	$3,458	$131,506	$65,402
Portfolio operations:
Inventor royalties	11,002	13	35,168	4,952
Contingent legal fees	11,756	646	31,501	16,682
Patent acquisition expenses	—	—	4,000	—
Litigation and licensing expenses - patents	1,689	3,626	8,866	18,219
Amortization of patents	11,560	5,443	27,120	22,154
Impairment of patent-related intangible assets	—	—	28,210	2,248
Other portfolio expenses	400	1,200	2,602	1,200
Total portfolio operations	36,407	10,928	137,467	65,455
Net revenue (loss)	12,796	(7,470)	(5,961)	(53)
General and administrative expenses (including non-cash stock compensation expense (credit) of ($489) and ($317) for the three months and year ended December 31, 2018, respectively, and ($4,183) and $8,885 for the three months and year ended December 31, 2017, respectively)	2,778	(140)	18,850	27,219
Operating income (loss)	10,018	(7,330)	(24,811)	(27,272)
Other income (expense):
Change in fair value of investment, net	(5,142)	(104,042)	(59,103)	42,239
Loss on sale of investment	(15,390)	—	(19,095)	—
Gain on conversion of loans and accrued interest	—	—	—	2,671
Gain on exercise of Primary Warrant	—	—	—	4,616
Equity in losses of investee	—	(90)	—	(220)
Other income (expense)	(629)	1,000	(1,629)	1,000
Interest income and other	173	182	969	1,605
Total other income (expense)	(20,988)	(102,950)	(78,858)	51,911
Income (loss) from operations before provision for income taxes	(10,970)	(110,280)	(103,669)	24,639
Provision for income taxes	(397)	(20)	(1,179)	(2,955)
Net income (loss) including noncontrolling interests in subsidiaries	(11,367)	(110,300)	(104,848)	21,684
Net (income) loss attributable to noncontrolling interests in subsidiaries	(2)	97	(181)	496
Net income (loss) attributable to Acacia Research Corporation	$(11,369)	$(110,203)	$(105,029)	$22,180

Net income (loss) attributable to common stockholders - basic and diluted	$(11,369)	$(110,203)	$(105,029)	$22,147

Basic and diluted income (loss) per common share	$(0.23)	$(2.18)	$(2.10)	$0.44

Weighted average number of shares outstanding, basic	49,639,172	50,590,460	49,969,062	50,495,119
Weighted average number of shares outstanding, diluted	49,639,172	50,590,460	49,969,062	50,692,012

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income and EPS
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017

GAAP net income (loss)	$(11,369)	$(110,203)	$(105,029)	$22,180

Add back:
Change in fair value of investment, net	5,142	104,042	59,103	(42,239)
Loss on sale of investment	15,390	—	19,095	—
Non-cash stock compensation expense	(489)	(4,183)	(317)	8,885
Patent amortization expense	11,560	5,443	27,120	22,154
Impairment of patent-related intangible assets	—	—	28,210	2,248

Pro forma non-GAAP net income	$20,234	$(4,901)	$28,182	$13,228

Pro forma non-GAAP net income per common share — diluted	$0.41	$(0.10)	$0.56	$0.26
GAAP weighted-average shares — diluted	49,670,274	50,750,021	50,037,920	50,692,012

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$128,809	$136,604
Trading securities - debt	33,642	—
Trading securities - equity	3,012	—
Accounts receivable	32,884	153
Prepaid expenses and other current assets	3,125	2,938
Total current assets	201,472	139,695

Investment at fair value	7,459	104,754
Other investments	8,195	2,195
Patents, net of accumulated amortization	6,587	61,917
Other non-current assets	236	207
	$223,949	$308,768

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$8,347	$7,956
Royalties and contingent legal fees payable	22,688	1,601
Total current liabilities	31,035	9,557

Other liabilities	1,674	3,552
Total liabilities	32,709	13,109
Total stockholders’ equity	191,240	295,659
	$223,949	$308,768

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiaries	$(11,367)	$(110,300)	$(104,848)	$21,684
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Gain on conversion of loans and accrued interest	—	—	—	(2,671)
Gain on exercise of Primary Warrant	—	—	—	(4,616)
Change in fair value of investment, net	5,142	104,042	59,103	(42,239)
Loss on sale of investment	15,390	—	19,095	—
Depreciation and amortization	11,563	5,463	27,145	22,243
Non-cash stock compensation	(489)	(4,183)	(317)	8,885
Impairment of patent-related intangible assets	(1,000)	—	28,210	2,248
Other	1,070	99	564	(374)
Changes in assets and liabilities:
Accounts receivable	(22,312)	147	(28,189)	26,597
Prepaid expenses and other assets	(25)	739	(208)	(135)
Accounts payable and accrued expenses	(89)	259	963	(6,349)
Royalties and contingent legal fees payable	15,495	(18,223)	19,359	(12,307)

Net cash provided by (used in) operating activities	13,378	(21,957)	20,877	12,966

Cash flows from investing activities:
Investment in Investee	—	—	(7,000)	(31,514)
Sale of investment	8,657	—	19,097	—
Advances to Investee	—	—	—	(4,000)
Purchases of property and equipment	(34)	(2)	(34)	(2)
Purchase of short-term investments	(36,886)	(23,443)	(102,769)	(448,388)
Sales and maturities of short-term investments	34,132	80,870	66,640	467,790

Net cash provided by (used in) investing activities	5,869	57,425	(24,066)	(16,114)

Cash flows from financing activities:
Repurchase of common stock	—	—	(4,634)	—
Proceeds from exercises of stock options	—	65	257	745
Repurchases of restricted common stock	—	(10)	(229)	(45)

Net cash provided by (used in) financing activities	—	55	(4,606)	700

Increase (decrease) in cash and cash equivalents	19,247	35,523	(7,795)	(2,448)

Cash and cash equivalents, beginning	109,562	101,081	136,604	139,052

Cash and cash equivalents, ending	$128,809	$136,604	$128,809	$136,604

Footnotes:

(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries. All intellectual property investment, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.